EXHIBIT 5

         OPINION OF SHUMAKER WILLIAMS, P.C. OF CAMP HILL,
           PENNSYLVANIA, SPECIAL COUNSEL TO REGISTRANT

                     SHUMAKER WILLIAMS, P.C.
                       ATTORNEYS AT LAW
                    3425 Simpson Ferry Road
                 Camp Hill, Pennsylvania  17011
                       (717) 763-1121
                     FAX (717) 763-7419


                     September 15, 1997



The Board of Directors
SUN BANCORP, INC.
2-16 S. Market Street
P. O. Box 57
Selinsgrove, PA 17870-0057

    Re:   Registration Statement No. 333-30723 on Form S-3
          Our File No. 781-96

Gentlemen:

     We have examined the Registration Statement No. 333-30723 on Form S-3 to be filed by Sun Bancorp, Inc. (the "Company") with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 565,384 shares of the Corporation's Common Stock, par value $1.25 per share (the "Shares"). All the Shares are issued and outstanding and be offered for sale for the benefit of the Selling Shareholder, F.N.B. Corporation, named in the Registration Statement. We understand that the Shares are to be sold from time to time in the over-the-counter market at prevailing prices or as otherwise described in the Registration
Statement.   As your legal counsel, we have examined the
proceedings taken by the Company in connection with the issuance of the Shares.

     It is our opinion that the Shares are validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus, constituting a part thereof and any amendments thereto.
                               Very truly yours,

                               SHUMAKER WILLIAMS, P.C.


                               /s/ B. Tyler Lincoln
                               ---------------------
                               By B. Tyler Lincoln

BTL/tb:73077